UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

Aceztech Corporation

(Exact name of registrant as specified in its charter)

Date: February 14, 2024

Nevada	7379	37-2108225
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

33-01, 33rd Floor, Menara Keck Seng,

203 Jalan Bukit Bintang, 55100 Kuala Lumpur, Malaysia

Issuer's telephone number: (+60)3 2116 5722

Company email: aceztechcorp@gmail.com

(Address, including zip code, and telephone number,
including area code, of registrant’s principal mailing address)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |X|	Smaller reporting company |X|
Emerging growth company |X|

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. |_|

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Proposed Maximum Offering Price Per Share (1)	Underwriting Discounts and Commissions	Shares to be Offered Pursuant to Offering	Maximum Net Proceeds	Amount of Registration Fee (2)

Common Stock, $0.001 par value (Direct Public Offering)	$0.02	none	6,000,000	120,000	17.71

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

The Registrant hereby amends this Registration Statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted. There is no minimum purchase requirement for the offering to proceed.

PRELIMINARY PROSPECTUS

Aceztech Corporation

6,000,000 SHARES OF COMMON STOCK

$0.001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of Aceztech Corporation. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB, operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB. To be quoted on the OTCQB, a market maker must apply to make a market in our common stock. As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares. Additionally, there is the possibility a market maker may not apply to make a market in our common stock. If this were to occur, your investment may be negatively impacted as you may be unable to sell your shares.

In this public offering we, “Aceztech Corporation” are offering 6,000,000 shares of our common stock. The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our Chief Executive Officer and Director, Mr. Kae Ren Tee. There is uncertainty that we will be able to sell any of the 6,000,000 shares being offered herein by the Company. Kae Ren Tee will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a fixed price of $0.02 per share for the duration of the Offering. Assuming all of the 6,000,000 shares (100%) being offered by the Company are sold, the Company will receive $120,000 in net proceeds. Assuming 4,500,000 shares (75%) being offered by the Company are sold, the Company will receive $90,000 in net proceeds. Assuming 3,000,000 shares (50%) being offered by the Company are sold, the Company will receive $60,000 in net proceeds. Assuming 1,500,000 shares (25%) being offered by the Company are sold, the Company will receive $30,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to further our Company's business plan going forward, and additional funding avenues may be necessary.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Currently, we have 4,000,000 shares of common stock, $0.001 par value, issued and outstanding.

As of the date of this Registration Statement, Kae Ren Tee is able to control 100% of the voting power of the Company. As such, Mr. Tee has the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets.

Subsequent to this offering, Kae Ren Tee will own and control 40% of the voting power of our outstanding capital stock if he sells all of the shares pursuant to this offering, approximately 47% of the voting power of our outstanding capital stock if he sells 75% of the shares pursuant to this offering, approximately 57% of the voting power of our outstanding capital stock if he sells 50% of the shares pursuant to this offering, or approximately 72% of the voting power of our outstanding capital stock if he sells 25% of the shares pursuant to this offering.  Collectively, Mr. Tee will have substantial voting power in all matters submitted to our stockholders for approval including:

• Election of our board of directors;

• Removal of any of our directors;

• Amendment of our Certificate of Incorporation or bylaws;

• Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of Mr. Tee’s ownership in the Company, he is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Mr. Tee’s voting power may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We specialize in comprehensive website solutions, offering what we believe to be top-tier services in website development, innovative design, and seamless maintenance. Catering to both companies and individual clients across Malaysia, our primary mission is to be a steadfast ally guiding our customers through their digital endeavors.

All shares being offered pursuant to this Registration Statement will be sold at a fixed price of $0.02 per share for the duration of the offering. The Company estimates the costs of this offering at about $24,000. All expenses incurred in this offering are being paid for by the Company. The Company may use proceeds from this offering to pay for offering expenses.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account or a designated account to be used as escrow; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Through February 14, 2025 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 The date of this prospectus is February 14, 2024.

PROSPECTUS SUMMARY

In this Prospectus, “Aceztech,” “the Issuer,” the “Company,” “we,” “us,” and “our,” refer to Aceztech Corporation, unless the context otherwise requires. Unless otherwise indicated, the term ''fiscal year'' refers to our fiscal year ending November 30. Unless otherwise indicated, the term ''common stock'' refers to shares of the Company's common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 4, and the financial statements, before making an investment decision.

Corporate History

Aceztech Corporation, a Nevada corporation, (referred to herein as “we”, “us”, “our”, or the “Company”), was incorporated under the laws of the State of Nevada on August 15, 2023.

Aceztech Corporation is headquartered in Kuala Lumpur, Malaysia.

On August 15, 2023, Mr. Kae Ren Tee was appointed Chief Executive Officer, President, Secretary, Treasurer, and Director of the Company.

On August 15, 2023, we sold 4,000,000 shares of restricted Common Stock to Kae Ren Tee, at a price of $0.001 per share of Common Stock. The total subscription amount paid by Mr. Tee was $4,000. Mr. Tee serves as our sole officer and director.

Proceeds from the aforementioned sale of shares went to the Company to be used as working capital.

In regard to the above transaction we claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sale of the stock since the sale of the stock were made to a non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

To date, the Company has generated minimal revenue.

The Company has elected November 30 as its fiscal year end.

Nature of Business

We specialize in comprehensive website solutions, offering what we believe to be top-tier services in website development, innovative design, and seamless maintenance. Catering to both companies and individual clients across Malaysia, our primary mission is to be a steadfast ally guiding our customers through their digital endeavors.

Our Offering

We have authorized capital stock consisting of 75,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”).

We have 4,000,000 shares of common stock issued and outstanding. Through this offering we will register a total of 6,000,000 shares. These shares represent 6,000,000 additional shares of common stock to be issued by us in a direct public offering. We may endeavor to sell all 6,000,000 shares of common stock after this registration becomes effective. The price at which we, the company, offer these shares is at a fixed price of $0.02 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock.

As of the date of this Registration Statement, Mr. Kae Ren Tee is able to control 100% of the voting power of the Company. As such, Mr. Tee has the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets.

All shares being offered pursuant to this Registration Statement will be sold at a fixed price of $0.02 for the duration of the offering. The Company estimates the costs of this offering at about $24,000. All expenses incurred in this offering are being paid for by the Company.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account, or a designated account to be used as escrow; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

*We will notify investors by filing a post-effective amendment to our registration statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

6,000,000 shares of common stock, with a fixed price of $0.02 per share offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We will sell the shares at a fixed price of $0.02 per share for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	4,000,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	10,000,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.02.

The offering price for the shares will remain constant for the duration of the offering and will be fixed at $0.02 per share of common stock.

Use of Proceeds	We intend to use the gross proceeds for, but not limited to, IT Support, advertising and marketing expenses, funding for day to day operations, and offering expenses.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 6,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer and Director, Kae Ren Tee will sell the 6,000,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be $24,000.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

It is possible that our website development services will not generate as much interest from potential clients as we anticipate.

Although we constantly seek to modify our services in order to remain competitive, it is possible that our current available services will not meet the needs of, or generate interest from, potential clients in our target demographic. As is typically the case, the needs of the marketplace see rapid shifts and evolutions. If we cannot appropriately anticipate what services will generate demand and market acceptance then we are likely to see fewer clients, and subsequently less revenue, than we anticipate. Market acceptance for our services may require substantial marketing efforts and the expenditure of significant funds, which we may not have available, to create awareness and demand among customers. If we cannot generate significant interest in the services we offer then it is possible that we may need to alter, or entirely change, our website development services and it is possible that you may lose all or part of your investment.

If we fail to improve and enhance the functionality, performance, design, security and scalability of our services in a manner that responds to our clients’ evolving needs, our business and operation results may be adversely affected.

The markets in which we compete are characterized by constant change and innovation, and we expect them to continue to evolve rapidly. The success of our business will depend, in part, on our ability to adapt and respond effectively to changing market dynamics on a timely basis while continuing to improve and enhance the functionality, performance, design, security and scalability of our services. If we are unable to develop new and upgraded services that satisfy our clients and that keep pace with rapid technological and industry change, our business and operation results could be adversely affected. The process of developing new technology is complex and uncertain. If we fail to accurately adapt to clients’ changing needs or emerging technological trends, or we otherwise fail to achieve the benefits expected from our investments in technology, our business and operations results could be harmed.

Our financial performance depends on our ability to develop awareness of our website development services and we may not be successful in doing so.

The continued development of awareness of the website development services offered by our Company among our clients is critical to the continued acceptance and growth of our sales. If we are unable to continue to develop awareness of the services, this could negatively impact our company’s ability to increase revenues and achieve profitability. The following are some of the factors that could prevent us from successfully continuing to develop awareness of the services:

●	the emergence of more successful competitors;

●	customer dissatisfaction with our services;

●	failure to maintain or expand our brand.

If the rate of growth of small and medium businesses is significantly lower than our estimates or if demand for our services does not meet expectations, our ability to generate revenue and meet our financial targets could be adversely affected.

Our target customers are small and medium businesses and individuals. We define small businesses as those with fewer than 50 employees and consider enterprises with 51 to 300 employees as medium-sized businesses. Although we expect continued demand from small and medium businesses for our services, it is possible that the rate of growth may not meet our expectations, or the market may not grow at all, either of which would adversely affect our business. Our expectations for future revenue growth are based in part on assumptions reflecting our industry knowledge and experience serving small and medium businesses, as well as our assumptions regarding demographic shifts, and the general economic climate. If any of these assumptions proves to be inaccurate, our revenue growth could be significantly lower than expected. Furthermore, small and medium businesses frequently have limited budgets and may choose to allocate resources to items other than our solutions, especially in times of economic uncertainty or recessions. If the small and medium business market fails to be as lucrative as we project or we are unable to market and provide our services to small and medium businesses effectively, our ability to grow our revenues quickly and become profitable will be harmed.

If we fail to meet client expectations we may be negatively affected.

The risk of not meeting our clients’ expectations may result in a failure to increase or secure our market share. Our clients may not be satisfied with the website development services we intend to offer, therefore there is a chance that they may choose alternative service providers or other competitors. This may result in decreased revenue and a decreased market share.

A decline in general economic condition could lead to reduced consumer demand and could negatively impact our business operation and financial condition, which in turn could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits, including spending on e-commerce platforms, are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer spending habits could be adversely affected, and as a result, our potential clients may not generate the revenue to engage our services, which could have a material adverse effect on our business, financial condition and results of operations.

At present, the Company has conducted minimal operations, and there can be no assurances that our planned operations will succeed.

Currently, the operations of our Company have been limited to the website creation, design and maintenance for our clients. There can be no assurances, or guarantees, that our efforts to market and implement other planned website related services will succeed. In the event that we cannot successfully complete our business objective, you may lose all, or part, of your investments.

The success of our business relies heavily on brand image, reputation, and product quality.

It is important that we maintain and increase the image and reputation of our existing brand and the client websites that we create. Concerns about quality, even when unsubstantiated, could be harmful to our image and reputation of our brand. Deterioration to our brand equity may be difficult to combat or reverse and could have a material effect on our business and financial results.

If we were to lose the services of our sole officer and director, Mr. Kae Ren Tee, we may not be able to execute our business plan.

We currently depend on the continued services and performance of our sole officer and director, Mr. Kae Ren Tee. His leadership has played an integral role in our company. The loss of our sole officer and director could disrupt our operations and have an adverse effect on our ability to grow our business. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

We are subject to risks arising from the recent global outbreak of the COVID-19 coronavirus.

The outbreak of the COVID-19 coronavirus has spread across the globe and we believe it remains a factor in impacting worldwide economic activity. A pandemic, including COVID-19, or other public health epidemic, poses the risk that we or our employees, suppliers, manufacturers and other partners may be prevented from conducting business activities for an indefinite period of time, including due to the spread of the disease or shutdowns that may be requested or mandated by governmental authorities. While it is not possible at this time to estimate the full impact that COVID-19 could have on our business, the spread of COVID-19 could disrupt the results of our clients’ operations and other related activities, which could have a material adverse effect on our business, financial condition and our own results of operations. COVID-19 has also had an adverse impact on global economic conditions which could impair our ability to raise capital when needed. While we have not yet experienced any disruptions in our business or other negative consequences relating to COVID-19, the extent to which the COVID-19 pandemic impacts our results will depend on future developments that are highly uncertain and cannot be predicted.

The outbreak of the COVID-19 may adversely affect our customers.

Further, such risks as described above could also adversely affect our customers' financial condition, resulting in reduced spending on the services offered by our Company. The ultimate extent of the impact of any epidemic, pandemic or other health crisis on our business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of such epidemic, pandemic or other health crisis and actions taken to contain or prevent their further spread, among others. These and other potential impacts of an epidemic, pandemic, or other health crisis, such as COVID-19, could therefore materially and adversely affect our business, financial condition, and results of operations.

Our concentration of customers could have a material adverse effect on our operations.

The Company began generating revenue in October 2023. For the year ended November 30, 2023, the Company generated revenue of $20,000 from two different customers. As such, the Company has a significant dependency on these customers. However, as the Company continues to operate, the Company expects to generate more revenue from additional customers, thereby diluting dependency on these two different customers.

The requirements of being a public company may strain our resources, divert our management's attention and affect our ability to attract and retain qualified board members.

As a public company, we will be subject to the reporting requirements of the Exchange Act and will be required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, making some activities more difficult, time-consuming or costly and more demanding on our resources. Among other things, the Exchange Act requires that we file annual, quarterly and current reports with respect to our business and results of operations and maintain effective disclosure controls and procedures and internal controls over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal controls over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management's attention may be diverted from other business concerns, which could harm our business and results of operations. We may need to hire more employees to comply with these requirements in the future, which will increase our costs and expenses.

We may require additional capital to support growth, and such capital might not be available on terms acceptable to us, if at all. This could hamper our growth and adversely affect our business.

In the future we may require additional funds, beyond those generated by this offering, to respond to business challenges and or advance our growth. Accordingly, we may need to engage in public or private equity, equity-linked or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, including the ability to pay dividends. This may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and respond to business challenges could be significantly impaired, and our business could be adversely affected.

If we are unable to hire qualified personnel and retain or motivate key personnel, we may not be able to grow effectively.

Our future success depends on our continuing ability to identify, hire, develop, motivate and retain skilled personnel for all areas of our organization. Competition in our industry for qualified employees is very competitive. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

Our inability to successfully operate as a public company could cause you to lose part of or your entire investment.

We do not have experience in complying with the various rules and regulations, which are required of a public company.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required of a public company.  However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.  Our inability to operate as a public company could be the basis of your losing your entire investment.

We expect our quarterly financial results to fluctuate.

We expect our revenue and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• General economic conditions;

• The number of clients for our website development services;

• Our ability to retain, grow our business and attract new clients;

• Administrative costs;

• Advertising and other marketing costs.

If we fail to establish and maintain an effective system of internal control, we may be unable to report our financial results accurately or to prevent fraud; any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the future trading price and or market price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. Although we have established written policies and procedures for accounting and financial reporting with respect to the requirements and application of US GAAP and SEC disclosure requirements, such requirements and application policies may change, and the learning curve may render us having a lack of formal process and timeline for closing the books and records at the end of each reporting period and such weaknesses restrict our ability to timely gather, analyze and report information relative to the financial statements. Our management is composed of only one individual at this time resulting in a situation where limitations on segregation of duties exist. In order to remedy this situation, we would need to hire additional staff and this will impact the bottom line of our earnings. Any and all efforts to hire additional staff to remedy this deficiency are in the planning stages, and have not yet been determined with any level of specificity.

Due to the fact that our sole officer and director conducts outside business activities the attention and efforts of our officer and director is not solely focused upon Aceztech Corporation.

While our officer and director intend to devotes as much time as necessary to the success and development of Aceztech Corporation, however, Mr. Tee has outside interests that require a portion of his time every week. Currently, Mr. Tee is prepared to dedicate 30 hours per week to the operations of Aceztech Corporation. Although we believe his time, resources, and effort are allocated appropriately to allow for the Company’s future success, there can be no guarantee that his priorities will not shift in the future. In the event that his outside interests begin to take precedence over his positions in Aceztech Corporation, the Company may not experience the growth and success that is anticipated. In this event either corrective action will have to be taken or, in a worst-case scenario, investors could lose all or part of their investments.

US investors may have difficulty enforcing judgments against our Company and Officers.

We are a Nevada corporation and most of our assets are and will continue to be located outside of the United States. Almost all of our operations will and are already conducted in Malaysia. In addition, our sole officer and director is a national and resident of a country other than the United States, with the majority of his assets outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon them. It may also be difficult to enforce court judgments on the civil liability provisions of the U.S. federal securities laws against our Company and our officers and directors, since they are not residents in the United States. In addition, there is uncertainty as to whether the courts of Malaysia or other Asian countries would recognize or enforce judgments of U.S. courts.

Our principal executive offices are located in Malaysia and our Company has a non-U.S. resident Officer and Director. As such, it may be difficult to pursue legal action against our Company or Director.

Due to the fact that our Company’s executive office is located in Malaysia and our Company has non-U.S. resident Officers and Directors, the enforceability of civil liability provisions of U.S. federal securities laws against the company’s Officers and Directors, and company assets located in foreign jurisdictions, will be limited if possible at all.

If our Company is dissolved, it is unlikely that there will be sufficient assets remaining to distribute to our shareholders.

In the event of the dissolution of our Company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

If we fail to obtain the capital necessary to fund our operations, our financial results, financial condition and our ability to continue as a going concern will be adversely affected and we will have to scale back, or possibly even cease, operating activities. Our Auditor has issued a going concern opinion regarding our business activities.

The accompanying financial statements, included herein, have been prepared assuming that the Company will continue as a going concern. The Company incurred a net loss of $5,520 for the period ended November 30, 2023 resulting in accumulated deficit of $5,520 and a working capital deficit of $3,697.

The Company’s cash position may not be significant enough to support the Company’s daily operations. While the Company believes in the viability of its strategy and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to improve profitability and the ability to acquire funding through this public offering. If funding from this or any future public offerings are insufficient, then the Company shall be forced to rely on the financial support from its controlling shareholder.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements herein are issued.

The JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market or demand for our common stock and the perceived value of our common stock may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

Risks Relating to the Company’s Securities

We do not intend to pay dividends on our common stock.

We have no intention to declare or pay any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

Our securities lack a pre-existing market, and the emergence of an active trading market is uncertain, potentially causing our common stock to trade below the offering price set herein.

Prior to this offering, our common stock has not been publicly traded or quoted on any recognized exchange or quotation system. The offering price of our common stock may not necessarily reflect the market price of our common stock following this offering. If you acquire shares of our common stock, there is no assurance that you will be able to resell them at or above the offering price set herein. The development of an active trading market for our common stock, if it occurs at all, and its level of liquidity are and will remain unpredictable. It is possible that an active public market may not emerge or may not be sustained following this offering. In the event that an active public market does not materialize or is not sustained, you may encounter challenges when attempting to sell your common stock, either at an attractive price or at any price at all.

Our President, Kae Ren Tee, owns and controls 100% of the voting power of our outstanding capital stock. Subsequent to this offering, Kae Ren Tee will own and control 40% of the voting power of our outstanding capital stock if he sells all of the shares pursuant to this offering, approximately 47% of the voting power of our outstanding capital stock if he sells 75% of the shares pursuant to this offering, approximately 57% of the voting power of our outstanding capital stock if he sells 50% of the shares pursuant to this offering, or approximately 72% of the voting power of our outstanding capital stock if he sells 25% of the shares pursuant to this offering.

After the Company’s offering, Kae Ren Tee will own and control 40% of the voting power of our outstanding capital stock if he sells all of the shares pursuant to this offering, approximately 47% of the voting power of our outstanding capital stock if he sells 75% of the shares pursuant to this offering, approximately 57% of the voting power of our outstanding capital stock if he sells 50% of the shares pursuant to this offering, or approximately 72% of the voting power of our outstanding capital stock if he sells 25% of the shares pursuant to this offering. Collectively, Mr. Tee will have substantial voting power in all matters submitted to our stockholders for approval including:

• Election of our board of directors;

• Removal of any of our directors;

• Amendment of our Certificate of Incorporation or bylaws;

• Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of Mr. Tee’s ownership in the Company, he is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Mr. Tee’s voting power may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock, should a market price develop.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock, if a public market for our common stock is to develop. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price or perceived value of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the securities issued in the offering will be freely tradable without restriction or further registration under the Securities Act.

We may, in the future, issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 75,000,000 shares of common stock, of which 4,000,000 shares are issued and outstanding as of the date of this registration statement. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We do not intend to file a Form 8-A to register our common stock under the Exchange Act. As a result, information available to investors may be limited unless the Company decides to file a Form 8-A, which may make it difficult for investors to update themselves as to the status of their investment and the Company’s business.

We do not intend to file a Form 8-A to register our common stock under the Exchange Act. Therefore, our common stock will not be registered under the Exchange Act, and we will not be a fully reporting company. Instead, we will be subject only to the reporting obligations imposed by Section 15(d) of the Exchange Act.

Unless our common stock is registered under the Exchange Act, we will not be a fully reporting company. We will only be subject to the reporting obligations imposed by Section 15(d) of the Exchange Act. Since the Company is likely to have fewer than 300 investors initially, an automatic reporting duty suspension under Section 15(d) will be triggered. Additionally, the inapplicability of the proxy rules and Section 16 of the Exchange Act will limit the information available to investors about the Company.

 Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Aceztech Corporation, and held in our, or a designated bank account to be used as escrow, if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

We may be subject to the penny stock rules which will make shares of our common stock more difficult to sell.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, which means that we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through our Chief Executive Officer, Kae Ren Tee, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

We may require additional funding to satisfy our future capital needs, and future financing strategies may adversely affect holders of our common stock.

Our operations may require additional funding. We do not know whether additional financing will be available to us on favorable terms or at all. To the extent we are successful in raising additional capital by issuing equity securities, our stockholders are likely to experience substantial dilution. Any additional equity securities we issue may have rights, preferences or privileges senior to those of existing holders of stock. To the extent that we raise additional funds through collaboration and or other arrangements, we may be required to relinquish some rights that may be perceived to be disfavorable to us. There can be no assurance that we will be able to obtain adequate capital funding in the future to continue operations and implement our strategy. As a result of these uncertainties, there is substantial doubt about our ability to continue as a going concern.

Our Chief Executive Officer and sole Member of our Board of Directors Mr. Kae Ren Tee does not have any prior experience conducting a best effort offering, and our best-efforts offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Mr. Tee does not have any experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best-efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and investors will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management may not apply the net proceeds from this offering in ways that ultimately increase the value of investors’ investment. The failure by our management to apply these funds effectively could harm our business. If we do not apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause you to lose some or all of your investment.

We will continue to incur costs and demands upon management as a result of complying with the laws and regulations affecting public companies.

We will incur significant legal, accounting and other expenses as a result of being a public company. We will also incur costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act, as well as new rules implemented by the SEC and the OTC Markets Group. Our executive officers and other personnel will need to continue to devote substantial time to these rules and regulations. These rules and regulations are expected to result in higher than average legal and financial compliance costs than if we were a private company and they are expected to make some other activities more time-consuming and costly. These rules and regulations may also make it difficult and expensive for us to obtain directors' and officers' liability insurance. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers of the Company, which may adversely affect investor confidence and could cause our business or stock price to suffer.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is approximately $24,000. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $40,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB.

Risk of losing investment.

If our securities are not eligible for initial quotation, or if quoted, are not eligible for continued quotation on the OTCMarkets.com OTC Marketplace, or a public trading market does not develop, purchasers of the shares of common stock may have difficulty selling or be unable to sell their securities, rendering their shares effectively worthless and resulting in a partial or complete loss of their investment.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTCQB. In order to be quoted on the OTCQB a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company is electing to not opt out of JOBS Act extended accounting transition period. This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

·	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

·	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

·	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

·	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

·	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

·	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

·	the last day of the fiscal year during which we have annual total gross revenues of $1.07 billion or more;

·	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

·	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

·	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

ACEZTECH CORPORATION

BALANCE SHEET AS OF NOVEMBER 30, 2023

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(AUDITED)

As of November 30, 2023
(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,319
Prepayment and deposit	258
TOTAL CURRENT ASSETS	7,577

NON-CURRENT ASSET
Plant and equipment, net	$2,177
TOTAL NON-CURRENT ASSET	2,177

TOTAL ASSETS	$9,754

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accrued liabilities	$3,750
Amount due to a director	5,124
Deferred revenue	2,400
TOTAL CURRENT LIABILITIES	11,274

TOTAL LIABILITIES	$11,274

STOCKHOLDERS’ EQUITY
Common stock – Par value $ 0.001; Authorized: 75,000,000 shares; Issued and outstanding: 4,000,000 shares as of November 30, 2023	$4,000
Accumulated deficit	(5,520)
TOTAL STOCKHOLDERS’ EQUITY	$(1,520)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,754

The accompanying notes are an integral part of these financial statements.

aceztech corporation

STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FROM AUGUST 15, 2023 (DATE OF INCEPTION) TO NOVEMBER 30, 2023

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(AUDITED)

From August 15, 2023 (Date of Inception) to November 30, 2023
REVENUE	$20,000

COST OF REVENUE	-

GROSS PROFIT	$20,000

GENERAL AND ADMINISTRATIVE EXPENSES	(25,520)

LOSS FROM OPERATION BEFORE INCOME TAX	$(5,520)

INCOME TAX EXPENSES	-

NET LOSS	$(5,520)

OTHER COMPREHENSIVE INCOME	-

TOTAL COMPREHENSIVE LOSS	$(5,520)

NET LOSS PER SHARE- BASIC AND DILUTED	(0.0014)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	4,000,000

 The accompanying notes are an integral part of these financial statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS

You should read the following “Management’s Discussion and Analysis” in conjunction with the section inclusive of our financial statements and the related notes provided elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties about our business and operations. Our actual results and the timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those we describe under “Risk Factors”, beginning above on page 4.

We make forward-looking statements in this Registration Statement, in other materials we file with the Securities and Exchange Commission (the “SEC”) or otherwise release to the public. In addition, our management might make forward-looking statements orally to analysts, investors, the media and others. Statements concerning our future operations, prospects, strategies, financial condition, future economic performance (including growth and earnings) and demand for our food and beverage products, and other statements of our plans, beliefs, or expectations, including the statements contained in this section, regarding our future plans, strategies and expectations are forward-looking statements. In some cases, these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions.

Corporate History

Aceztech Corporation, a Nevada corporation, (referred to herein as “we”, “us”, “our”, or the “Company”), was incorporated under the laws of the State of Nevada on August 15, 2023.

Aceztech Corporation is headquartered in Kuala Lumpur, Malaysia.

On August 15, 2023, Mr. Kae Ren Tee was appointed Chief Executive Officer, President, Secretary, Treasurer, and Director of the Company.

On August 15, 2023, we sold 4,000,000 shares of restricted Common Stock to Kae Ren Tee, at a price of $0.001 per share of Common Stock. The total subscription amount paid by Mr. Tee was $4,000. Mr. Tee serves as our sole officer and director.

Proceeds from the aforementioned sale of shares went to the Company to be used as working capital.

In regard to the above transaction we claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sale of the stock since the sale of the stock were made to a non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

The Company has elected November 30 as its fiscal year end.

Business

We specialize in comprehensive website solutions, offering what we believe to be top-tier services in website development, innovative design, and seamless maintenance. Catering to both companies and individual clients across Malaysia, our primary mission is to be a steadfast ally guiding our customers through their digital endeavors.

The Company’s anticipated sources of revenue are from the director’s own network and existing contacts. We also expect our existing customers may refer our services to their business partners, friends, and acquaintances. The Company has its own company website to promote our services to the public and may carry out additional future marketing activities, which may include, but not strictly be limited to, advertisement via social media to approach potential customers. We anticipate that revenue will be generated by providing our services such as website development, website design and website maintenance.

Results of operations from August 15, 2023 (Date of Inception) to November 30, 2023

Revenues

From August 15, 2023 (Date of Inception) to November 30, 2023, the Company generated revenue in the amount of $20,000. The revenue generated was from the Company providing website development and design services to the customers.

General and Administrative Expenses

From August 15, 2023 (Date of Inception) to November 30, 2023, the Company had general and administrative expenses in the amount of $25,520. These were primarily comprised of legal and professional fees, company incorporation fees, and audit fees.

Net Loss

Our net loss from August 15, 2023 (Date of Inception) to November 30, 2023 was $5,520.

Liquidity and Capital Resources

The minimum funding required to remain in business for at least the next 12 months is $65,000. Our current available capital resources enable us to conduct our planned operations for the next 2 months.

Cash Provided by Operating Activities

Net cash provided by operating activities was $5,652 from August 15, 2023 (Date of Inception) to November 30, 2023. The cash provided by operating activities was attributable to depreciation expenses, increase in accrued liabilities, increase in the amount due to our sole director and an increase in deferred revenue contra by net loss and increase in prepayment and deposit.

Cash Used in Investing Activity

For the period ended November 30, 2023, the Company used $2,333 in investing activities, which was primarily attributable to the purchase of plant and equipment. Specifically, the equipment purchased was office equipment.

Cash Provided by Financing Activity

On August 15, 2023, our sole officer and director, Mr. Kae Ren Tee, purchased 4,000,000 shares of restricted common stock at a purchase price of $0.001 (par value) per share. The $4,000 in proceeds went directly to the Company to be used for working capital.

In regards to all of the above transaction we claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sale of the stock since the sale of the stock was made to non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

For the period ended November 30, 2023, we generated a total of $4,000 in proceeds from the sale of our common stock.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Going Concern

The accompanying financial statements included herein, beginning on page F3, have been prepared assuming that the Company will continue as a going concern. The Company incurred a net loss of $5,520 for the period ended November 30, 2023, resulting in an accumulated deficit of $5,520 and a working capital deficit of $3,697.

The Company’s cash position may not be significant enough to support the Company’s daily operations. While the Company believes in the viability of its strategy and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to improve profitability and the ability to acquire funding through public offering. If funding from this public offering is insufficient, then the Company shall rely on the financial support from its controlling shareholder.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that financial statements are issued. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

INDUSTRY OVERVIEW

This section includes market and industry data that we have developed from publicly available information, various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Information and Communication Technology (“ICT”) Industry

Aceztech Corporation is headquartered in Kuala Lumpur, Malaysia. At Aceztech Corporation, we primarily operate in the Information and Communication Technology (“ICT”) Industry, with a particular focus upon Malaysia.

We believe that our mission is closely aligned with Malaysia’s National 4th Industrial Revolution (4IR) Policy Framework, which was established in 20211, demonstrating our dedication to driving digital transformation and innovation in harmony with the nation’s strategic vision.

According to the World Bank2, Malaysia currently boasts a population of 33.94 million, exhibiting an annual growth rate of 1.1%. The nation’s gross domestic product (GDP) per capita stands at $11,972 and is experiencing growth at an annual compounding rate of 8.7%.

In 2022, as reported by the Department of Statistics Malaysia (DOSM)3, the ICT Industry contributed USD 23.09 billion, or 5.7% of the country’s GDP. This remarkable growth can be primarily attributed to the increased digitalization of processes across various industrial sectors. The demand for ICT goods and services continues to surge, driven by factors such as the rollout of 5G technology, the adoption of hybrid business models, the digital transformation of banking, and consumers’ eagerness to embrace the latest technological trends.

Following the pandemic period, the Malaysian government has shifted its focus towards modernizing and standardizing the country’s industrial sector and global supply chain network. This shift is expected to further boost demand for automation and digitalization exports. The success of Malaysia’s flourishing ICT market is underpinned by robust government policies, a strong focus on high-tech national development, and the availability of a skilled labor force. Notably, the government has shown significant interest in the Internet of Things (IoT) sub-sector, resulting in numerous market collaborations.

Nowadays, technology permeates every aspect of our daily lives, both in Malysia and abroad, ranging from communication to decision-making. Digitalization not only underpins the economy but is rapidly becoming the bedrock of society. The government is striving to keep pace with the swift pace of digitalization while providing support for economic and societal growth through technology. This commitment is echoed by the Minister of Communications and Multimedia Malaysia, emphasizing Malaysia Digital Economy Corporation’s role as the country’s recognized agency for promoting digital assets, fostering the development of the digital ecosystem and ensuring continued investments from technology businesses.

In Malaysia, as in numerous other countries, a notable trend has emerged wherein businesses are fortifying their digital presence. This strategic move is aimed at not only engaging with a wider customer base, but also tapping into both domestic and foreign markets. This surging demand for robust online platforms, including websites and web applications, has become a driving force behind the remarkable growth in the website development industry.

The E-commerce sector in Malaysia is currently undergoing rapid expansion. Businesses are proactively striving to develop user-friendly and secure e-commerce websites, leveraging the growing trend of online shopping. We believe that this e-commerce boom is undeniably boosting the website development industry to a new level. Simultaneously, there is a significant uptick in mobile device usage. In response to this, businesses are placing a growing emphasis on responsive web design and mobile application development. These measures are taken to ensure that their websites remain easily accessible and fully functional on various devices, meeting the expectations of modern consumers in a timely manner.

The COVID-19 pandemic has accelerated the adoption of remote work and collaboration tools. The increased adoption of work-from-home (WFH) arrangements has led to a spike in ICT goods and services sales in Malaysia. The website development industry has adapted to this evolving trend, which allows them to align with the changing needs of businesses and enabling them to collaborate effectively with clients on a global scale.

As per the statistics from the Department of Statistics Malaysia (DOSM)4, Micro, Small, and Medium Enterprises (MSMEs) contributed a total of USD 152.21 billion or 37.4% to Malaysia’s gross domestic product in 2022, demonstrating a growth rate of 16.4%. MSMEs play a crucial role in driving the country’s economy, particularly in the post-pandemic recovery period, as more individuals venture into entrepreneurship.

This trend has inspired us to launch a website development business, with MSMEs as our primary target customers. In today’s digital era, we firmly believe that a well-crafted website can serve as a potent online marketing tool to promote their businesses in both domestic and foreign markets. This can enable MSMEs to reach a broader customer base and tap into new sources of revenue, especially as physical meetings with customers may be limited in terms of productivity. We believe that website development, alongside digital marketing integration tools such as search engine optimization (SEO), search engine marketing (SEM), and social media marketing, may provide comprehensive digital solutions to the clients.

References

1https://www.ekonomi.gov.my/sites/default/files/2021-07/National-4IR-Policy.pdf

2https://data.worldbank.org/country/MY

3https://www.dosm.gov.my/uploads/release-content/file_20230511170527.pdf 4https://www.dosm.gov.my/uploads/release-content/file_20230727115119.pdf

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

Aceztech Corporation, a Nevada corporation, was incorporated under the laws of the State of Nevada on August 15, 2023.

Aceztech Corporation is headquartered in Kuala Lumpur, Malaysia.

On August 15, 2023, Kae Ren Tee was appointed Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary, and Director of the Company.

On August 15, 2023, we sold 4,000,000 shares of restricted Common Stock to Mr. Kae Ren Tee, at a price of $0.001 per share of Common Stock. The total subscription amount paid by Mr. Tee was $4,000. Mr. Tee serves as our sole officer and director. The above transaction is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

Proceeds from the aforementioned sale of shares went to the Company to be used as working capital.

The Company has elected November 30 as its fiscal year end.

Business Information

Aceztech Corporation is headquartered in Kuala Lumpur, Malaysia. At Aceztech Corporation, our core expertise lies in providing a comprehensive range of digital solutions, including website development, website design, and website maintenance services. We cater to a diverse clientele, serving both companies and individual clients across Malaysia. Our mission is to serve as a trusted partner on our clients’ digital journeys, assisting them in achieving their objectives, connecting with their target audience, and maintaining a competitive edge in the ever-evolving online landscape. We take pride in our commitment to crafting what we believe to be innovative, user-centric, and scalable web solutions that contribute to the success of our clients’ businesses.

Aceztech Corporation is positioned as an organization dedicated to achieving success in the website development industry in Malaysia. The company currently specializes in various digital services, including website development, design, and maintenance. In response to the expanding entrepreneurial landscape, our aim is to translate clients' ideas into impactful online ventures, facilitating effective communication of their business messages to target online audiences.

Website development or website creation is at the core of our services. We collaborate closely with clients to design and build custom websites. Our process involves in-depth consultation (conducted online remotely or physically at our office location) to understand the client’s goals, target audience, and unique requirements. We aim to craft user-friendly, visually appealing, highly functional and responsive websites that not only showcase the client’s brand but also provide a seamless user experience. Our website development services primarily encompass informative corporate websites, spanning across various sectors, including product manufacturing and service offerings.

Our website design services involve crafting visually captivating and engaging interfaces that align with our client’s brand identity. We pay meticulous attention to every detail, ensuring that each website reflects the essence of the business it represents. Consideration is given to color schemes, typography, and imagery in creating websites that resonate with target audiences. In today’s digital world, users access websites from various devices. Therefore, we develop responsive design to ensure that our client’s website looks and functions flawlessly on PCs, tablets, and mobile phones.

Website maintenance is an often overlooked but critical aspect of online success. Our company takes care of this burden for clients, ensuring their websites remain up-to-date, secure and functioning optimally. This includes regular data maintenance to keep content, images and other information accurate and relevant, regular backups and uptime monitoring to protect clients’ data and assure that the websites stay operational even during traffic spikes.

Understanding website performance is crucial for business growth. Our website traffic analysis services provide clients with valuable insights into user behavior. We employ analytics tools to track metrics such as page views, traffic sources and conversion rates. These insights help clients to identify strengths and weaknesses in their online strategies, allowing them to make data-driven decisions for content and user optimization.

By providing a comprehensive suite of services, our company aims to enable clients to establish a strong online presence, connect with their target audiences, and ultimately achieve their digital objectives. Dedication to quality, innovation, and continuous improvement all play a role in shaping the digital success of our clients and supports them in remaining competitive.

The Company has delivered the primary services, comprised of website development and website design, to two customers at this time, and has entered into an agreement to provide ongoing website maintenance services, which will be renewed on an annual basis, to both customers. Our two significant customers are unrelated parties. Each customer is based in Malaysia, with one operating in the food and beverage industry, and the other providing an online reading platform. The term and termination provisions of the agreement are: “This Agreement shall be effective as of the Effective Date and shall remain in force unless otherwise terminated as provided herein. Client may, at its sole discretion, terminate any or all work outstanding, or any portion thereof, immediately upon written notice. Upon receipt of notice of such termination, Company shall inform Client of the extent to which performance has been completed through such date. The full amount of service fee collected by Company would not be refunded upon termination. Company may not terminate any work under this Agreement without prior written consent of Client. In the event of any termination of this Agreement, all obligations and responsibilities of Company shall survive and continue in effect and shall inure to the benefit of and be binding upon the parties and their legal representatives, heirs, successors, and assigns. The termination of any provision of this Agreement shall not excuse a prior breach of that provision.”

Pricing

We generate our revenue by offering website development, website design and website maintenance services to both companies and individual clients in Malaysia. Our service fees, which comprise website development and website design, are typically negotiated on a case-by-case basis, taking into account the specific type of website and unique requirements of each client. For corporate clients, the price for our services typically begins at $10,000, whereas for individual clients our fees start at $6,000. Additionally, our website maintenance service is provided at a flat fee of $1,200 per annum for all clients. Website analytics may be charged separately upon request of the client, at a rate that has not been determined at this point in time.

Marketing

In order to boost our brand and attract more clients, we have set up our website at https://www.aceztech.com to showcase our company and services. We are also using search engine marketing to help more clients reach our website. We believe client referrals are a highly effective and cost-efficient way for us to acquire new clients. In addition, we intend to engage in online paid advertisements to boost our brand recognition while continuing to improve client satisfaction to encourage our word-of-mouth referrals.

Additionally, we plan to leverage our President’s personal networks and social connections to expand our marketing efforts. Finally, we have plans to promote our company through social networking websites.

It is important to note that the specific details of our marketing strategies are still being developed, and we do not have a definitive timeline for their completion. As a result, all our marketing initiatives are still in the planning phase.

Competition

The website development industry is currently undergoing a significant transformation, characterized by intense competition and fragmentation. We anticipate that competition will only intensify in the future. The barriers to entry in this industry are relatively low, resulting in a saturated market filled with a diverse array of providers. These range from freelancers and small agencies to large web development firms. Consequently, clients have numerous options to choose from, creating a highly competitive landscape.

The website development industry continually evolves, with new technologies, frameworks, and tools emerging regularly. Staying competitive often requires investing in ongoing learning and adapting to industry trends. We believe that many of our competitors possess significantly greater resources than we do. Furthermore, this industry faces global competition, as website development services can be provided remotely. This allows clients to hire talent from around the world, enabling developers and agencies from different countries to compete for the same projects.

Price competition is common in this industry, with some providers offering low-cost solutions to attract clients. This adds to the challenge of maintaining profitability while delivering high-quality work. In periods of reduced demand for our services, we must decide between either reducing our prices to remain competitive and retain market share or maintaining our prices, potentially sacrificing market share. In either case, sales and overall profitability could be impacted.

Future Plans

Our future plans include promoting our services through existing contacts and participation in networking events and business seminars, where we will have the opportunity to meet potential clients in the coming months. In the next 12 months, the Company plans to allocate resources to marketing campaigns through social media. In addition, we believe that focusing on community engagement and social responsibility initiatives may enhance our reputation and appeal to socially-conscious clients. The Company's initial emphasis will be on marketing activities, utilizing platforms like LinkedIn and Facebook, incurring an estimated monthly cost of $60 for advertising. This advertising initiative is scheduled for the next three months.

To remain competitive, we plan to diversify our service offerings. The company aims to provide a comprehensive suite of digital solutions, including website development, e-commerce solutions, digital marketing services and mobile app development. This broader range of services will cater to clients seeking end-to-end digital solutions under one roof. As cyber threats evolve, we intend to bolster our security measures. This may involve strengthening security protocols, implementing SSL certificates, and educating clients about the significance of cybersecurity to safeguard their online presence. To diversify service offerings, the Company will prioritize digital marketing. Plans include hiring two employees with relevant experience in digital marketing services within the next 12 months, incurring an estimated total cost of $2,000 monthly.

We believe that focusing on community engagement and social responsibility initiatives may enhance our reputation and appeal to socially-conscious clients. In the upcoming months, the Company plans to promote our services through existing contacts and participation in networking events and business seminars, where we will have the opportunity to meet potential clients. In addition, the Company will undertake social responsibility initiatives, participating in volunteer activities related to recycling and environmental cleaning once a month.

Employees

As of November 30, 2023, Aceztech Corporation has one employee, our President and sole director, Mr. Kae Ren Tee. Currently, Mr. Tee is dedicating up to 30 hours per week to our business, but he is prepared to commit more time if necessary. Our company plans to expand, and we aim to employ six individuals by the end of 2024. These new hires will be distributed across various roles, with one employee focusing on management and administration, another on marketing, and four professionals specializing in website development, design, and maintenance services. It is our priority to hire individuals with industry-recognized qualifications, primarily recruited from reputable institutions in the information technology sector, and possessing an average of approximately 5 years of industry experience. It should be noted that the aforementioned plans are in development, and the Company may explore the feasibility of outsourcing certain operations to third parties, rather than to future employees, depending upon the Company’s circumstances at such time.

At this point, we do not offer pension, health, annuity, insurance, stock options, profit-sharing, or similar benefit plans. However, we may consider adopting such plans in the future. Presently, there are no personal benefits available to our employee, Officer, and/or Director. We are committed to building a strong team and developing our business as we move forward.

Government Regulations

Aceztech Corporation primarily offers website development, website design and website maintenance services. We operate under the jurisdiction of Malaysian laws and regulations, which govern and regulate our business activities with certain countries and individuals. To the best of our knowledge, we are not required to obtain any licenses, except for potential business registration licenses in jurisdictions where we plan to operate. The legal landscape for internet-based businesses is evolving rapidly and is often characterized by ambiguity which encompasses data privacy and security, pricing, advertising, content regulation and intellectual property. We are subject to several local and foreign privacy and data protection laws. Regulatory bodies worldwide have either adopted or proposed requirements related to the collection, distribution, use, security and storage of personal information or other confidential information of individuals.

When developing websites and conducting data maintenance, the Company or its employees may need to access personal information, as outline in the Malaysia Personal Data Protective Act 2010 (referred to as “PDPA”). According to the PDPA, a Data User, such as the Company or its employees is prohibited from processing personal data related to an individual unless that individual has granted explicit consent for the processing of their personal information. Failure to adequately protect data or ensure its secure destruction could expose us to potential regulatory investigations or enforcement measures under relevant data security or consumer protection laws. The extent and understanding of these regulations may change, leading to potential increases in both the obligations placed on us and the costs associated with our compliance in the future.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is at a fixed price of $0.02 for the duration of the offering. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company at a price of $0.02 per share. There is no assurance that we will raise the full $120,000 as anticipated. Depending on the results of our capital raise, we may need to reallocate how we will use proceeds from this offering, reassess how funds are spent, and in what quantities, depending upon the ultimate amount of funds raised. As such, the below is tentative.

Next 12 months Planned Action	If 1,500,000 shares (25%) are sold:	If 3,000,000 shares (50%) are sold:	If 4,500,000 shares (75%) are sold:	If 6,000,000 shares (100%) are sold:

IT Support	$-	$18,000	$38,000	$58,000
Advertising and Marketing Expenses	$-	$12,000	$22,000	$32,000
Expenses Related to Ongoing Reporting Requirements	$6,000	$6,000	$6,000	$6,000
Offering Expenses	$24,000	$24,000	$24,000	$24,000

TOTALS	$30,000	$60,000	$90,000	$120,000

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

The Company estimates the costs of this offering at about $24,000.

The Company may utilize funds from this offering to pay for offering expenses. It is possible that the Company does not raise enough funds to cover the costs of this offering. There is also the possibility that the Company spends all of the money it may raise, pursuant to this offering, on offering expenses, leaving it no remaining funds to reinvest into its material operations.

DETERMINATION OF OFFERING PRICE

The offering price per share of common stock pursuant to this offering is a fixed price of $0.02. This fixed price was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited operating history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

DILUTION

The price of the current offering is to be fixed at $0.02 per share of common stock for the duration of the offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering.

Note: “Net increase to original shareholder” below is based upon a par value of $0.001.

	If 100% of the shares in the offering are sold	If 75% of the shares in the offering are sold	If 50% of the shares in the offering are sold	If 25% of the shares in the offering are sold
Offering Price Per Share (Not to Exceed)	$0.02	0.02	0.02	0.02
Book Value Per Share Before the Offering (Approximate)	$(0.000)	(0.000)	(0.000)	(0.000)
Book Value Per Share After the Offering (Approximate)	$0.012	0.010	0.008	0.005
Net Increase to Original Shareholder (based on par value)	$0.011	0.009	0.007	0.004
Decrease in Investment to New Shareholders	$0.008	0.010	0.012	0.015
Dilution to New Shareholders (Approximate %)	40.00%	50.00%	60.00%	75.00%

Numerator:
Net tangible book value before the offering	$(1,520)	(1,520)	(1,520)	(1,520)
Net proceeds from this offering	120,000	90,000	60,000	30,000
Total	$118,840	88,480	58,480	28,480

Denominator:
Shares of common stock outstanding prior to this offering	4,000,000	4,000,000	4,000,000	4,000,000
Shares of common stock to be sold in this offering	6,000,000	4,500,000	3,000,000	1,500,000
Total	10,000,000	8,500,000	7,000,000	5,500,000

PLAN OF DISTRIBUTION

The Company has 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus. Pursuant to this offering, the Company is registering an additional 6,000,000 shares of its common stock for sale at a fixed price of $0.02 per share for the duration of the offering.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, our Chief Executive Officer and Director, Kae Ren Tee, will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Kae Ren Tee is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. He will also not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Tee is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Tee will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Tee will not participate in selling an offering of securities for any single issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTCQB. In order to be quoted on the OTCQB a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.02 for the duration of this offering. The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than, about, $24,000. At this time the Company only has plans to sell to non U.S. citizens outside of the United States.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering that are offered by us, “The Company”, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be either made payable to (i) “Aceztech Corporation”, or (ii) an escrow agent as agreed by the Company. Wire transfer and telegraphic transfer are also accepted. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering, or upon request an account statement for those shares that a holder intends to leave in book entry.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 75,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”).

As of the date of this filing, we have 4,000,000 shares of Common Stock issued and outstanding.

Common Stock

We have authorized seventy five million (75,000,000) shares of common stock with a par value of $0.001 per share (the “Common Stock”).

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights. No holder of shares of stock of any class or series shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class or series, or of securities convertible into shares of stock of any class or series, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time we do not have a transfer agent, however, we anticipate obtaining one in the future, following this offering.

Market Information

Our shares are not currently listed or quoted on any exchange or quotation system.

Holders

As of November 30, 2023, we have only 1 shareholder of record of our common stock, our sole officer and director, Mr. Tee.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Carl P. Ranno, with an office address at 2733 East Vista Drive, Phoenix, Arizona 85032.

The financial statements included in this prospectus and the registration statement have been audited by JP Centurion & Partners PLT, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

We do not intend to file a Form 8-A to register our common stock under the Exchange Act. Therefore, our common stock will not be registered under the Exchange Act, and we will not be a fully reporting company. Instead, we will be subject only to the reporting obligations imposed by Section 15(d) of the Exchange Act.

Unless our common stock is registered under the Exchange Act, we will not be a fully reporting company. We will only be subject to the reporting obligations imposed by Section 15(d) of the Exchange Act. Since the Company is likely to have fewer than 300 investors initially, an automatic reporting duty suspension under Section 15(d) will be triggered. Additionally, the inapplicability of the proxy rules and Section 16 of the Exchange Act will limit the information available to investors about the Company.

The Company’s mailing address is: 33-01, 33rd Floor, Menara Keck Seng, 203 Jalan Bukit Bintang, 55100 Kuala Lumpur, Malaysia. If a shareholder wishes to contact the Company in writing, please utilize the aforementioned mailing address and address mail to our sole officer and director, Kae Ren Tee.

 DESCRIPTION OF FACILITIES

At this time, we rent co-sharing office space, from a third party, at a total cost of $248, at 33-01, 33rd Floor, Menara Keck Seng, 203 Jalan Bukit Bintang, 55100 Kuala Lumpur, Malaysia. The rental period is for a period of fourteen months from September 1, 2023 through October 31, 2024.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. At this time, we, and our sole officer and director, are not currently involved in any legal proceedings of any kind.

PATENTS AND TRADEMARKS

As of the date of this Registration Statement, we do not have any patents or trademarks nor have we applied for any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding our sole officer and director, who will continue to serve in such positions, is provided below:

Officer/ Director Biography

NAME	AGE	POSITION
Kae Ren Tee	27	Chief Executive Officer, President, Treasurer, Secretary, Director

Kae Ren Tee – Chief Executive Officer, President, Secretary, Treasurer, Director

In 2018, Mr. Tee graduated with a Bachelor of Science (Hons) in Finance and Investment from UCSI University. He commenced his career in June 2018 as a Corporate Finance Executive at Greenpro Capital Corp., a multinational company based in Hong Kong. His responsibilities encompassed various tasks, including corporate finance advisory, corporate restructuring, accounting, and investor relations services for Greenpro Capital Corp. In March 2019, Mr. Tee resigned from this position and joined Malayan Banking Berhad in September 2019. At Malayan Banking Berhad, he offered financial solutions to individual clients by providing banking products and services. Leaving this position in February 2020, Mr. Tee joined Phillip Wealth Planners Sdn. Bhd. in March 2020. In this role, he tailored financial planning solutions to clients' specific needs, involving investment planning, insurance, retirement, estate, and taxation. In his role as a financial planner for Phillip Wealth Planners Sdn. Bhd., Mr. Tee implemented online marketing strategies to promote financial services which include website development and website traffic analysis. His experience in digital solutions inspired him to venture into the dynamic world of website development. During the COVID-19 pandemic, Mr. Tee immersed himself in digital solutions services by focusing on creating visually appealing and functional websites to meet the growing demand for digital services.

In August 2023, Mr. Tee founded Aceztech Corporation, and serves as our Chief Executive Officer, President, Secretary, Treasurer, and Director.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and or directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s directors are responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants.

At this time the Board of Directors, is comprised of only one individual, Mr. Kae Ren Tee, who reviews the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our sole director, Mr. Tee, believes that it is not necessary to have such committees, at this time, because he believes he can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors, consisting solely of Kae Ren Tee, has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our sole director, Mr. Tee, is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

Our sole director does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and our current financial condition.

Involvement in Certain Legal Proceedings

Our sole officer and director has not been involved in any of the following events during the past ten years:

1.	Bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent directors until such time as we are required to do so.

At this time, the Board of Directors, is comprised of only one individual, Mr. Kae Ren Tee.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors, consisting solely of Mr. Tee, evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The Board of Directors, consisting solely of Mr. Tee, believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our Chief Executive Officer and Director, Kae Ren Tee, at the address appearing on the first page of this Registration Statement.

EXECUTIVE COMPENSATION

The below table includes compensation paid to our sole officer and director during our fiscal period ended November 30, 2023. As we were incorporated on August 15, 2023, we have completed only one taxable fiscal period.

Summary Compensation Table:

Name and principal position (a)	As of November 30, (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-equity incentive plan compensation ($) (g)	Non-qualified deferred compensation earnings ($) (h)	All other compensation ($) (i)	Total ($) (j)

Kae Ren Tee, Chief Executive Officer, Chief Financial Officer and Director	2023	-	-	-	-	-	-	-	-

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officer(s) since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officer or director.

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this registration statement, the Company has 4,000,000 shares of common stock issued and outstanding.

The address for the below beneficial owner(s) are the same as the Company unless otherwise noted.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Kae Ren Tee [1]	4,000,000	100%	100%
5% or greater Shareholders (of any class)
N/A	-	-	-
Total	4,000,000	100%	100%

1 Kae Ren Tee is our sole officer and director.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Office Space

At this time, we rent co-sharing office space, from a third party, at a total cost of $248, at 33-01, 33rd Floor, Menara Keck Seng, 203 Jalan Bukit Bintang, 55100 Kuala Lumpur, Malaysia. The rental period is for a period of fourteen months from September 1, 2023 through October 31, 2024.

Contributions

As of November 30, 2023, our sole officer and director, Mr Kae Ren Tee advanced $5,124 to the Company, which is unsecured and non-interest bearing with no fixed terms of repayment.

Our director, Mr. Tee, has not been compensated for his services.

Sale of Shares

On August 15, 2023, we sold 4,000,000 shares of restricted Common Stock to Mr. Kae Ren Tee, at a price of $0.001 per share of Common Stock. The total subscription amount paid by Mr. Tee was $4,000. Mr. Tee serves as our sole officer and director.

The proceeds from the sale of shares went to the Company to be used as working capital.

The aforementioned sale of shares was conducted pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). The sale of shares was made only to non-U.S. persons/entities (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Review, Approval and Ratification of Related Party Transactions

Given our early stage of development and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, Directors and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Director will continue to approve any related party transaction(s).

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the approximate aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our fiscal period ended November 30, 2023. We were incorporated on August 15, 2023; therefore, we do not have any information to report for the period ended November 30, 2022. We have completed only one taxable fiscal period.

		2023
Audit fees	JP Centurion & Partners PLT	$7,500
Auditor related fees		-
Tax fees		-
All other fees		-

Total		$7,500

Audit fees represent the professional services rendered for the audit of our annual financial statements and the review of our financial statements included in quarterly reports, along with services normally provided by the accounting firm in connection with statutory and regulatory filings or engagements. Audit-related fees represent professional services rendered for assurance and related services by the accounting firm that are reasonably related to the performance of the audit or review of our financial statements that are not reported under audit fees.

Tax fees represent professional services rendered by the accounting firm for tax compliance, tax advice, and tax planning. All other fees represent fees billed for products and services provided by the accounting firm, other than the services reported for in the other categories.

MATERIAL CHANGES

None.

FINANCIAL STATEMENTS AND EXHIBITS

INDEX TO FINANCIAL STATEMENTS

  Index to Financial Statements - Aceztech Corporation

(Audited)

Page
Audited Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F2
BALANCE SHEET AS OF NOVEMBER 30, 2023	F3
STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS FROM AUGUST 15, 2023 (DATE OF INCEPTION) TO NOVEMBER 30, 2023	F4
STATEMENT OF STOCKHOLDERS’ EQUITY FROM AUGUST 15, 2023 (DATE OF INCEPTION) TO NOVEMBER 30, 2023	F5
STATEMENT OF CASH FLOWS FROM AUGUST 15, 2023 (DATE OF INCEPTION) TO NOVEMBER 30, 2023	F6
NOTES TO THE FINANCIAL STATEMENTS	F7 – F10

- F1 -

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

Aceztech Corporation

33-01, 33rd Floor, Menara Keck Seng,

203 Jalan Bukit Bintang,

55100 Kuala Lumpur,

Malaysia.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Aceztech Corporation (the ‘Company’) as of November 30, 2023, and the related statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the period ended of November 30, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of November 30, 2023, and the results of its operations and its cash flows for the period ended November 30, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, for the financial period ended November 30, 2023, the Company’s losses from operations, accumulated deficit and having capital deficiency. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Audit Matters

The critical audit matters below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to those charged with governance and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Revenue recognition

The Company provides digital solutions to customers by developing, creating, and designing website for its customers and assist in website maintenance after completion of website development. The recognizes revenue upon transfer of control of promised goods and services to customers for a consideration as stated in service agreements.

The Company has recorded USD20,000 revenue for the period ended November 30, 2023 and a deferred revenue of USD2,400 as of that date.

As revenue is a presumed fraud risk areas in the consideration of fraud in a financial statements audit in accordance with AS2401, we have identified revenue as the primarily focus on the financial statements audit in addressing fraud risk consideration. While ASC 606 is the revenue recognition standard that affects all businesses that enter into contracts with customers to transfer goods and service, we had examined the accuracy of the timing of revenue recognition (cut-off testing) and appropriateness of performance obligation recognition to make sure it is in accordance with the standard.

Our audit procedures in this area among others to test the appropriateness, completeness, accuracy, cut-off and occurrence of revenue included the following:

(a)	Identified the performance obligations within in contractual agreements;
(b)	Assessed and evaluated the degree of control of the Company has over the goods and services and the point at which control is transferred to the customer;
(c)	Reviewed the application of revenue recognition criteria, including satisfactory of performance obligations and transfer of risk and rewards;
(d)	Evaluated the completeness and adequacy of disclosures related to revenue recognition;
(e)	Inquiry management to understand their judgements, assumptions and policies related to revenue recognition.

/s/ JP CENTURION & PARTNERS PLT
JP CENTURION & PARTNERS PLT (ID: 6723)
We have served as the Company’s auditor since 2023.
Kuala Lumpur, Malaysia
December 23, 2023

- F2 -

ACEZTECH CORPORATION

BALANCE SHEET AS OF NOVEMBER 30, 2023

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(AUDITED)

As of November 30, 2023

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,319
Prepayment and deposit	258
TOTAL CURRENT ASSETS	7,577

NON-CURRENT ASSET
Plant and equipment, net	$2,177
TOTAL NON-CURRENT ASSET	2,177

TOTAL ASSETS	$9,754

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accrued liabilities	$3,750
Amount due to a director	5,124
Deferred revenue	2,400
TOTAL CURRENT LIABILITIES	11,274

TOTAL LIABILITIES	$11,274

STOCKHOLDERS’ EQUITY
Common stock – Par value $ 0.001; Authorized: 75,000,000 shares; Issued and outstanding: 4,000,000 shares as of November 30, 2023	$4,000
Accumulated deficit	(5,520)
TOTAL STOCKHOLDERS’ EQUITY	$(1,520)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,754

The accompanying notes are an integral part of these financial statements.

- F3 -

aceztech corporation

STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FROM AUGUST 15, 2023 (DATE OF INCEPTION) TO NOVEMBER 30, 2023

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(AUDITED)

From August 15, 2023 (Date of Inception) to November 30, 2023
REVENUE	$20,000

COST OF REVENUE	-

GROSS PROFIT	$20,000

GENERAL AND ADMINISTRATIVE EXPENSES	(25,520)

LOSS FROM OPERATION BEFORE INCOME TAX	$(5,520)

INCOME TAX EXPENSES	-

NET LOSS	$(5,520)

OTHER COMPREHENSIVE INCOME	-

TOTAL COMPREHENSIVE LOSS	$(5,520)

NET LOSS PER SHARE- BASIC AND DILUTED	(0.0014)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	4,000,000

 The accompanying notes are an integral part of these financial statements.

- F4 -

ACEZTECH CORPORATION

STATEMENT OF STOCKHOLDERS’ EQUITY

FROM AUGUST 15, 2023 (DATE OF INCEPTION) TO NOVEMBER 30, 2023

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(AUDITED)

	COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	ACCUMULATED DEFICIT	TOTAL EQUITY
	Number of shares	Amount
Balance as of August 15, 2023 (Date of Inception)	-	$-	$-	$-	$-
Issuance of share capital, founder’s shares	4,000,000	4,000	-	-	4,000
Net loss	-	-	-	(5,520)	(5,520)
Balance as of November 30, 2023	4,000,000	4,000	-	(5,520)	(1,520)

The accompanying notes are an integral part of these financial statements.

- F5 -

ACEZTECH CORPORATION

STATEMENT OF CASH FLOWS

FROM AUGUST 15, 2023 (DATE OF INCEPTION) TO NOVEMBER 30, 2023

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

(AUDITED)

From August 15, 2023 (Date of Inception) to November 30, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,520)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expenses	156
Changes in operating assets and liabilities:
Prepayment and deposit	(258)
Accrued liabilities	3,750
Amount due to a director	5,124
Deferred revenue	2,400

Net cash provided by operating activities	5,652

CASH FLOWS FROM INVESTING ACTIVITY:
Purchase of plant and equipment	$(2,333)

Net cash used in investing activity	(2,333)

CASH FLOWS FROM FINANCING ACTIVITY:
Proceeds from issuance of shares	$4,000

Net cash provided by financing activity	4,000

Effect of exchange rate changes on cash and cash equivalent	-

Net increase in cash and cash equivalents	7,319
Cash and cash equivalents, beginning of period	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$7,319

SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-
Interest paid	$-

The accompanying notes are an integral part of these financial statements.

- F6 -

ACEZTECH CORPORATION

NOTES TO FINANCIAL STATEMENTS

FROM AUGUST 15, 2023 (DATE OF INCEPTION) TO NOVEMBER 30, 2023

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

1. ORGANIZATION AND BUSINESS BACKGROUND

Aceztech Corporation, a Nevada corporation, (herein referred as “the Company”) was incorporated under the laws of the State of Nevada on August 15, 2023.

Aceztech Corporation is headquartered in Kuala Lumpur, Malaysia (herein referred as “Malaysia”). We primarily provide website related services including website development, website design and website maintenance to companies and individual customers in Malaysia. Our mission is to serve as a trusted partner on our customers’ digital journeys.

The Company’s executive office is located at 33-01, 33rd Floor, Menara Keck Seng, 203 Jalan Bukit Bintang, 55100 Kuala Lumpur, Malaysia.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements for Aceztech Corporation for the period from August 15, 2023 (Date of Inception) to November 30, 2023 are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The Company has adopted November 30 as its fiscal year end.

The reporting currency of the Company is United States Dollars (“US$”), which is also the functional currency of the Company.

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Accounts Receivable

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company extends credit to its customers in the normal course of business and generally does not require collateral. The Company’s credit terms are dependent upon the segment and the customer. The Company assesses the probability of collection from each customer at the outset of the arrangement based on a number of factors, including the customer’s payment history and its current creditworthiness. If in management’s judgment collection is not probable, the Company does not record revenue until the uncertainty is removed.

Management performs ongoing credit evaluations, and the Company maintains an allowance for potential credit losses based upon its loss history and its aging analysis. The allowance for credit losses is the Company’s best estimate of the amount of credit losses in existing accounts receivable. Management reviews the allowance for credit losses each reporting period based on a detailed analysis of trade receivables. In the analysis, management primarily considers the age of the customer’s receivable, and also considers the creditworthiness of the customer, the economic conditions of the customer’s industry, general economic conditions and trends, and the business relationship and history with its customers, among other factors. If any of these factors change, the Company may also change its original estimates, which could impact the level of the Company’s future allowance for credit losses. If judgments regarding the collectability of receivables were incorrect, adjustments to the allowance may be required, which would reduce profitability.

Accounts receivable are recognized and carried at the original invoice amount less an allowance for any uncollectible amounts. An estimate for doubtful accounts receivable is made when collection of the full amount is no longer probable. Bad debts are written off as identified.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326). ASU 2016-13 requires entities to use a forward-looking approach based on current expected credit losses (“CECL”) to estimate credit losses on certain types of financial instruments, including trade receivables. This may result in the earlier recognition of allowances for losses. ASU 2016-13 is effective for the Company beginning December 15, 2022, and early adoption is permitted.

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and impairment. Depreciation of plant, equipment and software are calculated on the straight-line method over their estimated useful lives or lease terms generally as follows:

Classification	Useful Life
Office Equipment	5 years

Revenue Recognition

Revenue is generated through provision of website development and design services to customers. Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods and services. The Company applies the following five-step model in order to determine this amount:

(i) identification of the promised goods and services in the contract;

(ii) determination of whether the promised goods and services are performance obligations, including whether they are distinct in the context of the contract;

(iii) measurement of the transaction price, including the constraint on variable consideration;

(iv) allocation of the transaction price to the performance obligations; and

(v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Under Topic 606, the Company records revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is probable. The Company records revenue from the wholesale of goods upon the delivery of the finalized website service to the customer.

The company has entered into a service agreement with its customers, outlining the services (performance obligations), transaction price, and the allocation of the transaction price to each service. The primary source of revenue for the company is anticipated to come from the director's personal network and established contacts. To enhance visibility, the company maintains a website to showcase its services to the public and may engage in marketing activities, including social media advertising, to reach potential customers.

Our performance obligations encompass the services to be provided to the customer, including website development, website design, and website maintenance. The company's revenue is derived from the three current services offered, constituting two distinct revenue streams. The first revenue stream comprises fees from website development and website design services, while the second revenue stream involves the annual fee for website maintenance. Both revenue streams target small and medium enterprises as well as individuals. Revenue will be generated by delivering the three services to customers, and these services do not entail any cost of revenue.

In the first revenue stream, the company will create and design a website tailored to the customer's specifications and preferences. Concerning the second revenue stream, the company will provide assistance in maintaining the customer's website, ensuring its optimal functionality. Revenue from website development and website design will be recognized over time. This is due to the progressive development and customization of the website through ongoing discussions with the customer until it is fully developed and meets the customer's satisfaction, obtaining their consent to publish the website. Similarly, revenue from website maintenance will be recognized over time as it constitutes an annual fee acknowledged monthly by the company to aid the customer in website maintenance.

The company's performance obligation is deemed fulfilled, and control of the website is transferred, when the customer expresses satisfaction with the final website draft and agrees to publish it to the public. Following the completion of services, the customer will endorse a Service Completion Confirmation Letter supplied by the company, indicating the fulfillment of the performance obligation.

Earnings Per Share

The Company reports earnings per share in accordance with ASC 260 “Earnings Per Share”, which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. Further, if the number of common shares outstanding increases as a result of a stock dividend or stock split or decreases as a result of a reverse stock split, the computations of a basic and diluted earnings per share shall be adjusted retroactively for all periods presented to reflect that change in capital structure.

The Company’s basic earnings per share is computed by dividing the net income available to holders by the weighted average number of the Company’s ordinary shares outstanding. Diluted earnings per share reflects the amount of net income available to each ordinary share outstanding during the period plus the number of additional shares that would have been outstanding if potentially dilutive securities had been issued.

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Income Taxes

The Company accounts for income taxes using the asset and liability method prescribed by ASC 740 “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the years in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

Related Parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair Value Measurement

Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements and Disclosures”, which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. It also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and that market participant assumptions include assumptions about risk and effect of a restriction on the sale or use of an asset.

This ASC establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Recently issued and adopted accounting pronouncements

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326). ASU 2016-13 requires entities to use a forward-looking approach based on current expected credit losses (“CECL”) to estimate credit losses on certain types of financial instruments, including trade receivables. This may result in the earlier recognition of allowances for losses. ASU 2016-13 is effective for the Company beginning December 15, 2022, and early adoption is permitted.

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s financial statements.

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3. GOING CONCERN UNCERTAINTIES

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred a net loss of $5,520 for the period ended November 30, 2023 resulting in accumulated deficit of $5,520 and a working capital deficit of $3,697.

The Company’s cash position may not be significant enough to support the Company’s daily operations. While the Company believes in the viability of its strategy and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to improve profitability and the ability to acquire funding through public offering. If funding from public offering is insufficient, then the Company shall rely on the financial support from its controlling shareholder.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that financial statements are issued. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

4. PREPAYMENT AND DEPOSIT

As of November 30, 2023 (Audited)

Prepaid expenses	$195
Rental deposit	63
Total	$258

Prepaid expenses for the period ended November 30, 2023 represent the payment made to virtual office rental fee. The rental deposit represents the deposit of the virtual office tenancy agreement.

5. PLANT AND EQUIPMENT, NET

Plant and equipment consisted of the following as of November 30, 2023:

As of November 30, 2023 (Audited)

Office equipment	$2,333
Less: accumulated depreciation	(156)
Plant and equipment, net	$2,177

Depreciation expense for the period ended November 30, 2023 was $156.

6. AMOUNT DUE TO A DIRECTOR

As of November 30, 2023, the sole director of the Company advanced $5,124 to the Company, which is unsecured and non-interest bearing with no fixed terms of repayment.

Our director, Mr. Tee, has not been compensated for the services.

7. ACCRUED LIABILITIES

As of November 30, 2023, the Company has other accruals of $3,750 which comprises of outstanding audit fees.

8. STOCKHOLDERS’ EQUITY

On August 15, 2023, upon the incorporation of the Company, Kae Ren Tee, subscribed 4,000,000 shares of common stock at par value of $0.001 per share for a total subscription value of $4,000.

As of November 30, 2023, the Company has 4,000,000 shares of common stock issued and outstanding.

The Company has 75,000,000 shares of commons stock authorized.

9. INCOME TAX

The loss from operation before income tax of the Company from August 15, 2023 (Date of Inception) to November 30, 2023 was comprised of the following:

From August 15, 2023 (Date of Inception) to November 30, 2023
Tax jurisdictions from:
– Local	$(5,520)

Loss from operation before income tax	$(5,520)

United States of America

The Tax Act reduces the U.S. statutory corporate tax rate from 35% to 21% for our tax years beginning in 2018, which resulted in the re-measurement of the federal portion of our deferred tax assets from the 35% to 21% tax rate. The Company is registered in the State of Nevada and is subject to United States of America tax law. As of November 30, 2023, the operations in the United States of America incurred $5,520 of cumulative net operating losses (NOL’s) which can be carried forward to offset future taxable income. The NOL carryforwards begin to expire in 2043, if unutilized. The Company has provided for a full valuation allowance of approximately $1,159 against the deferred tax assets on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

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The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of November 30, 2023:

As of November 30, 2023
Deferred tax assets:

Net operating loss carryforwards
United States of America	$1,159
Less: valuation allowance	(1,159)
Deferred tax assets	$-

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets of $1,159 as of November 30, 2023.

10. CONCENTRATIONS OF RISK

Customer Concentration

From August 15, 2023 (Date of Inception) to November 30, 2023, there were two customers who accounted for 100% of the Company’s revenues. The customers who accounted for 100% of the Company’s revenues and its outstanding receivable balance at period-end is presented below:

	From August 15, 2023 (Date of Inception) to November 30, 2023
	Revenue	Percentage of Revenue	Accounts receivable
Customer A	$10,000	50%	$-
Customer B	10,000	50%	-
Total	$20,000	100%	$-

11. SEGMENT REPORTING

ASC 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about services categories, business segments and major customers in financial statements. The Company has single reportable segment based on business unit, information technology services business and single reportable segment based on country, Malaysia.

In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer and President, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base and similarities in economic characteristics; nature of products and services; and procurement, manufacturing and distribution processes.

	For the Period Ended and As of November 30, 2023
By Business Unit	Information Technology Services Business	Total
Revenue	$20,000	$20,000

Cost of revenue	-	-
General and administrative expenses	(25,520)	(25,520)

Loss from operations	(5,520)	(5,520)

Total assets	$9,754	$9,754
Capital expenditure	$2,333	$2,333

	For the Period Ended and As of November 30, 2023
By Country	Malaysia	Total
Revenue	$20,000	$20,000

Cost of revenue	-	-
General and administrative expenses	(25,520)	(25,520)

Loss from operations	(5,520)	(5,520)

Total assets	$9,754	$9,754
Capital expenditure	$2,333	$2,333

12. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after November 30, 2023 up through the date the Company issued the financial statements.

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PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee (1)	$17.71
Legal Fees	$2,000.00
Auditor Fees and Expenses	$7,500.00
Consulting Fees and Related Expenses	$13,000.00
Transfer Agent Fees	$1,500.00
TOTAL	$24,017.71

(1) All amounts are estimates, other than the SEC’s registration fee. The above expenses are to be paid by the Company.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Under our Bylaws of the corporation, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On August 15, 2023, we sold 4,000,000 shares of restricted Common Stock to Kae Ren Tee, at a price of $0.001 per share of Common Stock. The total subscription amount paid by Mr. Tee was $4,000. Mr. Tee serves as our sole officer and director.

Proceeds from the aforementioned sale of shares went to the Company to be used as working capital.

In regard to the above transaction we claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sale of the stock since the sale of the stock were made to a non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description
3.1	Certificate of Incorporation (1)
3.2	By-laws (1)
5.1	Legal Opinion Letter (1)
23.1	Consent of Independent Accounting Firm (1)
99.1	Sample Subscription Agreement (1)
107	Filing Fee Table (1)

____________________

(1)	Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of Kuala Lumpur, Malaysia, on February 14, 2024.

Aceztech Corporation

By: /s/ Kae Ren Tee
Name: Kae Ren Tee
Title: Chief Executive Officer, Chief Financial Officer, Director Date: February 14, 2024

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Kae Ren Tee  Signature: /s/ Kae Ren Tee  Title: Chief Executive Officer, (Principal Executive Officer)

Date: February 14, 2024

Name: Kae Ren Tee  Signature: /s/ Kae Ren Tee  Title: Chief Financial Officer, (Principal Financial Officer; Principal Accounting Officer)

Date: February 14, 2024

Name: Kae Ren Tee  Signature: /s/ Kae Ren Tee  Title: President, Secretary, Treasurer, Director

Date: February 14, 2024